Exhibit 99.1
Actinium Pharmaceuticals, Inc.
(A Development Stage Company)
Consolidated Financial Statements

As of December 31, 2011 and 2010 and
for the years ended December 31, 2011 and 2010 and
for the period from June 13, 2000 (inception) to December 31, 2011

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Actinium Pharmaceuticals, Inc.
(A Development Stage Company)
Newark, NJ

We have audited the accompanying consolidated balance sheets of Actinium Pharmaceuticals, Inc. (a Development Stage Company) (the “Company”) as of December 31, 2011 and 2010, and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for the years then ended and for the period from June 13, 2000 (Inception) to December 31, 2011. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Actinium Pharmaceuticals, Inc. as of December 31, 2011 and 2010 and the results of their operations and their cash flows for the years then ended and for the period from June 13, 2000 (Inception) to December 31, 2011, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has not generated any revenue since its inception, has a history of operating losses, and has an accumulated deficit since its inception. Those conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to those matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ GBH CPAs, PC
GBH CPAs, PC
www.gbhcpas.com
Houston, Texas
September 7, 2012

Actinium Pharmaceuticals, Inc.
(A Development Stage Company)
Consolidated Balance Sheets

	December 31, 2011	December 31, 2010
ASSETS
Current assets:
Cash	$5,703,798	$196,135
R&D reimbursement receivable	237,834	279,401
Prepaid expenses and other current assets	5,384	10,151
Deferred financing costs	252,248	-
Total current assets	6,199,264	485,687

Property and equipment, net	1,233	1,866

TOTAL ASSETS	$6,200,497	$487,553

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$644,511	$88,492
Convertible notes payable, net	124,363	-
Derivative liabilities	4,439,613	-
Total current liabilities	5,208,487	88,492

Commitments and contingencies

Stockholders’ equity:
Preferred stock-Series A, $0.01 par value; 1,000,000 shares authorized;
1,000,000 shares issued and outstanding	10,000	10,000
Preferred stock-Series B, $0.01 par value; 4,711,247 shares authorized;
4,711,247 shares issued and outstanding	47,112	47,112
Preferred stock-Series C-1, $0.01 par value; 800,000 shares authorized;
800,000 shares issued and outstanding	8,000	8,000
Preferred stock-Series C-2, $0.01 par value; 666,667 shares authorized;
666,667 shares issued and outstanding	6,667	6,667
Preferred stock-Series C-3, $0.01 par value; 502,604 shares authorized;
502,604 shares issued and outstanding	5,026	5,026
Preferred stock-Series C-4, $0.01 par value; 4,250,000 shares authorized;
4,250,000 shares issued and outstanding	42,500	42,500
Preferred stock-Series D, $0.01 par value; 3,000,000 shares authorized;
3,000,000 shares issued and outstanding	30,000	30,000
Preferred stock-Series E, $0.01 par value; 30,000,000 shares authorized;
23,697,119 shares issued and outstanding	236,971	-
Common stock, $0.01 par value, 80,000,000 shares authorized;
2,407,805 shares issued and outstanding	24,078	24,078
Additional paid in capital	47,963,914	44,163,141
Deficit accumulated during development stage	(47,382,258)	(43,937,463)
Total stockholders' equity	992,010	399,061

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$6,200,497	$487,553

See accompanying summary of accounting policies and notes to consolidated financial statements.

Actinium Pharmaceuticals, Inc.
(A Development Stage Company)
Consolidated Statements of Operations

			For the Period
	For the Year Ended		from June 13,
	December 31,		2000 (Inception) to
	2011	2010	December 31, 2011

Revenues	$-	$-	$-

Operating expenses:
Research and development, net	323,788	93,117	22,980,034
General and administrative	2,959,246	561,970	19,998,743
Depreciation and amortization	633	72,101	3,261,881
Loss on disposition of equipment	-	-	550,186
Total operating expenses	3,283,667	727,188	46,790,844

Loss from operations	(3,283,667)	(727,188)	(46,790,844)

Other (income) expense:
Interest expense	175,094	78	865,380
Gain on extinguishment of liability	-	(260,000)	(260,000)
Gain on change in fair value of derivative liabilities	(13,966)	-	(13,966)
Total other (income) expense	161,128	(259,922)	591,414

Net loss	$(3,444,795)	$(467,266)	$(47,382,258)

Net loss per common share - basic and diluted
	$(1.43)	$(0.19)
Weighted average number of common shares outstanding - basic and diluted	2,407,805	2,407,805

See accompanying summary of accounting policies and notes to consolidated financial statements.

Actinium Pharmaceuticals, Inc.
(A Development Stage Company)
Consolidated Statement of Changes in Stockholders’ Equity
For the Period From June 13, 2000 (Inception) to December 31, 2011

	Series A Preferred Stock		Series B Preferred Stock		Series C-1 Preferred Stock		Series C-2 Preferred Stock
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount

Issuance of founder shares	-	$-	-	$-	-	$-	-	$-
Proceeds from issuance of Series A preferred	437,500	4,375	-	-	-	-	-	-
Net loss	-	-	-	-	-	-	-	-

Balances, December 31, 2000	437,500	4,375	-	-	-	-	-	-

Proceeds from issuance of Series A preferred	562,500	5,625	-	-	-	-	-	-
Net loss	-	-	-	-	-	-	-	-

Balances, December 31, 2001	1,000,000	10,000	-	-	-	-	-	-

Proceeds from issuance of common stock	-	-	-	-	-	-	-	-
Net loss	-	-	-	-	-	-	-	-

Balances, December 31, 2002	1,000,000	10,000	-	-	-	-	-	-

Proceeds from issuance of common stock	-	-	-	-	-	-	-	-
Net loss	-	-	-	-	-	-	-	-

Balances, December 31, 2003	1,000,000	10,000	-	-	-	-	-	-

Proceeds from issuance of common stock	-	-	-	-	-	-	-	-
Net loss	-	-	-	-	-	-	-	-

Balances, December 31, 2004	1,000,000	10,000	-	-	-	-	-	-

Proceeds from issuance of common stock	-	-	-	-	-	-	-	-
Option expense	-	-	-	-	-	-	-	-
Net loss	-	-	-	-	-	-	-	-

Balances, December 31, 2005	1,000,000	10,000	-	-	-	-	-	-

See accompanying summary of accounting policies and notes to consolidated financial statements.

Actinium Pharmaceuticals, Inc.
(A Development Stage Company)
Consolidated Statement of Changes in Stockholders’ Equity
For the Period From June 13, 2000 (Inception) to December 31, 2011
(Continued)

	Series A Preferred Stock		Series B Preferred Stock		Series C-1 Preferred Stock		Series C-2 Preferred Stock
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount

Balances, December 31, 2005	1,000,000	$10,000	-	$-	-	$-	-	$-

Conversion of common stock to preferred stock	-	-	-	-	800,000	8,000	666,667	6,667
Proceeds from issuance of Series B preferred	-	-	2,511,247	25,112	-	-	-	-
Proceeds from issuance of common stock	-	-	-	-	-	-	-	-
Option expense	-	-	-	-	-	-	-	-
Net loss	-	-	-	-	-	-	-	-

Balances, December 31, 2006	1,000,000	10,000	2,511,247	25,112	800,000	8,000	666,667	6,667

Proceeds from issuance of Series B preferred	-	-	2,200,000	22,000	-	-	-	-
Common stock issued for services	-	-	-	-	-	-	-	-
Option expense	-	-	-	-	-	-	-	-
Net loss	-	-	-	-	-	-	-	-

Balances, December 31, 2007	1,000,000	10,000	4,711,247	47,112	800,000	8,000	666,667	6,667

Proceeds from issuance of Series D preferred	-	-	-	-	-	-	-	-
Option expense	-	-	-	-	-	-	-	-
Net loss	-	-	-	-	-	-	-	-

Balances, December 31, 2008	1,000,000	10,000	4,711,247	47,112	800,000	8,000	666,667	6,667

Option expense	-	-	-	-	-	-	-	-
Net loss	-	-	-	-	-	-	-	-

Balances, December 31, 2009	1,000,000	10,000	4,711,247	47,112	800,000	8,000	666,667	6,667

Option expense	-	-	-	-	-	-	-	-
Net loss	-	-	-	-	-	-	-	-

Balances, December 31, 2010	1,000,000	10,000	4,711,247	47,112	800,000	8,000	666,667	6,667

See accompanying summary of accounting policies and notes to consolidated financial statements.

Actinium Pharmaceuticals, Inc.
(A Development Stage Company)
Consolidated Statement of Changes in Stockholders’ Equity
For the Period From June 13, 2000 (Inception) to December 31, 2011

(Continued)

	Series A Preferred Stock		Series B Preferred Stock		Series C-1 Preferred Stock		Series C-2 Preferred Stock
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount

Balances, December 31, 2010	1,000,000	$10,000	4,711,247	$47,112	800,000	$8,000	666,667	$6,667

Proceeds from issuance of Series E preferred	-	-	-	-	-	-	-	-
Option expense	-	-	-	-	-	-	-	-
Warrant expense	-	-	-	-	-	-	-	-
Fair value of derivative warrants	-	-	-	-	-	-	-	-
Beneficial conversion feature discount	-	-	-	-	-	-	-	-
Net loss	-	-	-	-	-	-	-	-

Balances, December 31, 2011	1,000,000	$10,000	4,711,247	$47,112	800,000	$8,000	666,667	$6,667

See accompanying summary of accounting policies and notes to consolidated financial statements.

Actinium Pharmaceuticals, Inc.
(A Development Stage Company)
Consolidated Statement of Changes in Stockholders’ Equity
For the Period From June 13, 2000 (Inception) to December 31, 2011

(Continued)

	Series C-3 Preferred Stock		Series C-4 Preferred Stock		Series D Preferred Stock		Series E Preferred Stock
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount

Issuance of founder shares	-	$-	-	$-	-	$-	-	$-
Proceeds from issuance of Series A preferred	-	-	-	-	-	-	-	-
Net loss	-	-	-	-	-	-	-	-

Balances, December 31, 2000	-	-	-	-	-	-	-	-

Proceeds from issuance of Series A preferred	-	-	-	-	-	-	-	-
Net loss	-	-	-	-	-	-	-	-

Balances, December 31, 2001	-	-	-	-	-	-	-	-

Proceeds from issuance of common stock	-	-	-	-	-	-	-	-
Net loss	-	-	-	-	-	-	-	-

Balances, December 31, 2002	-	-	-	-	-	-	-	-

Proceeds from issuance of common stock	-	-	-	-	-	-	-	-
Net loss	-	-	-	-	-	-	-	-

Balances, December 31, 2003	-	-	-	-	-	-	-	-

Proceeds from issuance of common stock	-	-	-	-	-	-	-	-
Net loss	-	-	-	-	-	-	-	-

Balances, December 31, 2004	-	-	-	-	-	-	-	-

Proceeds from issuance of common stock	-	-	-	-	-	-	-	-
Option expense	-	-	-	-	-	-	-	-
Net loss	-	-	-	-	-	-	-	-

Balances, December 31, 2005	-	-	-	-	-	-	-	-

See accompanying summary of accounting policies and notes to consolidated financial statements.

Actinium Pharmaceuticals, Inc.
(A Development Stage Company)
Consolidated Statement of Changes in Stockholders’ Equity
For the Period From June 13, 2000 (Inception) to December 31, 2011

(Continued)

	Series C-3 Preferred Stock		Series C-4 Preferred Stock		Series D referred Stock		Series E Preferred Stock
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount

Balances, December 31, 2005	-	$-	-	$-	-	$-	-	$-

Conversion of common stock to preferred stock	502,604	5,026	4,250,000	42,500	-	-	-	-
Proceeds from issuance of Series B preferred	-	-	-	-	-	-	-	-
Proceeds from issuance of common stock	-	-	-	-	-	-	-	-
Option expense	-	-	-	-	-	-	-	-
Net loss	-	-	-	-	-	-	-	-

Balances, December 31, 2006	502,604	5,026	4,250,000	42,500	-	-	-	-

Proceeds from issuance of Series B preferred	-	-	-	-	-	-	-	-
Common stock issued for services	-	-	-	-	-	-	-	-
Option expense	-	-	-	-	-	-	-	-
Net loss	-	-	-	-	-	-	-	-

Balances, December 31, 2007	502,604	5,026	4,250,000	42,500	-	-	-	-

Proceeds from issuance of Series D preferred	-	-	-	-	3,000,000	30,000	-	-
Option expense	-	-	-	-	-	-	-	-
Net loss	-	-	-	-	-	-	-	-

Balances, December 31, 2008	502,604	5,026	4,250,000	42,500	3,000,000	30,000	-	-

Option expense	-	-	-	-	-	-	-	-
Net loss	-	-	-	-	-	-	-	-

Balances, December 31, 2009	502,604	5,026	4,250,000	42,500	3,000,000	30,000	-	-

Option expense	-	-	-	-	-	-	-	-
Net loss	-	-	-	-	-	-	-	-

Balances, December 31, 2010	502,604	5,026	4,250,000	42,500	3,000,000	30,000	-	-

See accompanying summary of accounting policies and notes to consolidated financial statements.

Actinium Pharmaceuticals, Inc.
(A Development Stage Company)
Consolidated Statement of Changes in Stockholders’ Equity
For the Period From June 13, 2000 (Inception) to December 31, 2011

(Continued)

	Series C-3 Preferred Stock		Series C-4 Preferred Stock		Series D Preferred Stock		Series E Preferred Stock
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount

Balances, December 31, 2010	502,604	$5,026	4,250,000	$42,500	3,000,000	$30,000	-	$-

Proceeds from issuance of Series E preferred	-	-	-	-	-	-	23,697,119	236,971
Option expense	-	-	-	-	-	-	-	-
Warrant expense	-	-	-	-	-	-	-	-
Fair value of derivative warrants	-	-	-	-	-	-	-	-
Beneficial conversion feature discount	-	-	-	-	-	-	-	-
Net loss	-	-	-	-	-	-	-	-

Balances, December 31, 2011	502,604	$5,026	4,250,000	$42,500	3,000,000	$30,000	23,697,119	$236,971

See accompanying summary of accounting policies and notes to consolidated financial statements.

Actinium Pharmaceuticals, Inc.
(A Development Stage Company)
Consolidated Statement of Changes in Stockholders’ Equity
For the Period From June 13, 2000 (Inception) to December 31, 2011

(Continued)				Deficit
				Accumulated
			Additional	During	Total
	Common Stock		Paid-in	Development	Stockholders'
	Shares	Amount	Capital	Stage	Equity (Deficit)

Issuance of founder shares	3,000,000	$30,000	$-	$-	$30,000
Proceeds from issuance of Series A preferred	-	-	1,745,625	-	1,750,000
Net loss	-	-	-	(672,286)	(672,286)

Balances, December 31, 2000	3,000,000	30,000	1,745,625	(672,286)	1,107,714

Proceeds from issuance of Series A preferred	-	-	2,244,375	-	2,250,000
Net loss	-	-	-	(5,090,621)	(5,090,621)

Balances, December 31, 2001	3,000,000	30,000	3,990,000	(5,762,907)	(1,732,907)

Proceeds from issuance of common stock	541,667	5,417	3,244,583	-	3,250,000
Net loss	-	-	-	(3,192,384)	(3,192,384)

Balances, December 31, 2002	3,541,667	35,417	7,234,583	(8,955,291)	(1,675,291)

Proceeds from issuance of common stock	627,604	6,276	6,774,974	-	6,781,250
Net loss	-	-	-	(3,532,044)	(3,532,044)

Balances, December 31, 2003	4,169,271	41,693	14,009,557	(12,487,335)	1,573,915

Proceeds from issuance of common stock	2,300,000	23,000	4,577,000	-	4,600,000
Net loss	-	-	-	(5,734,791)	(5,734,791)

Balances, December 31, 2004	6,469,271	64,693	18,586,557	(18,222,126)	439,124

Proceeds from issuance of common stock	1,950,000	19,500	3,880,500	-	3,900,000
Option expense	-	-	315,388	-	315,388
Net loss	-	-	-	(4,580,237)	(4,580,237)

Balances, December 31, 2005	8,419,271	84,193	22,782,445	(22,802,363)	74,275

See accompanying summary of accounting policies and notes to consolidated financial statements.

Actinium Pharmaceuticals, Inc.
(A Development Stage Company)
Consolidated Statement of Changes in Stockholders’ Equity
For the Period From June 13, 2000 (Inception) to December 31, 2011

(Continued)				Deficit
				Accumulated
			Additional	During	Total
	Common Stock		Paid-in	Development	Stockholders'
	Shares	Amount	Capital	Stage	Equity (Deficit)

Balances, December 31, 2005	8,419,271	$84,193	$22,782,445	$(22,802,363)	$74,275

Conversion of common stock to preferred stock	(6,219,271)	(62,193)	-	-	-
Proceeds from issuance of Series B preferred	-	-	7,508,629	-	7,533,741
Proceeds from issuance of common stock	8,400	84	16,716	-	16,800
Option expense	-	-	252,308	-	252,308
Net loss	-	-	-	(6,053,362)	(6,053,362)

Balances, December 31, 2006	2,208,400	22,084	30,560,098	(28,855,725)	1,823,762

Proceeds from issuance of Series B preferred	-	-	6,578,000	-	6,600,000
Common stock issued for services	199,405	1,994	396,816	-	398,810
Option expense	-	-	255,061	-	255,061
Net loss	-	-	-	(5,617,581)	(5,617,581)

Balances, December 31, 2007	2,407,805	24,078	37,789,975	(34,473,306)	3,460,052

Proceeds from issuance of Series D preferred	-	-	5,970,000	-	6,000,000
Option expense	-	-	269,618	-	269,618
Net loss	-	-	-	(5,570,905)	(5,570,905)

Balances, December 31, 2008	2,407,805	24,078	44,029,593	(40,044,211)	4,158,765

Option expense	-	-	112,382	-	112,382
Net loss	-	-	-	(3,425,986)	(3,425,986)

Balances, December 31, 2009	2,407,805	24,078	44,141,975	(43,470,197)	845,161

Option expense	-	-	21,166	-	21,166
Net loss	-	-	-	(467,266)	(467,266)

Balances, December 31, 2010	2,407,805	24,078	44,163,141	(43,937,463)	399,061

See accompanying summary of accounting policies and notes to consolidated financial statements.

Actinium Pharmaceuticals, Inc.
(A Development Stage Company)
Consolidated Statement of Changes in Stockholders’ Equity
For the Period From June 13, 2000 (Inception) to December 31, 2011

(Continued)				Deficit
				Accumulated
			Additional	During	Total
	Common Stock		Paid-in	Development	Stockholders'
	Shares	Amount	Capital	Stage	Equity (Deficit)

Balances, December 31, 2010	2,407,805	$24,078	$44,163,141	$(43,937,463)	$399,061

Proceeds from issuance of Series E preferred	-	-	5,142,396	-	5,379,367
Option expense	-	-	19,935	-	19,935
Warrant expense	-	-	2,153,442	-	2,153,442
Fair value of derivative warrants	-	-	(3,887,850)	-	(3,887,850)
Beneficial conversion feature discount	-	-	372,850	-	372,850
Net loss	-	-	-	(3,444,795)	(3,444,795)

Balances, December 31, 2011	2,407,805	$24,078	$47,963,914	$(47,382,258)	$992,010

See accompanying summary of accounting policies and notes to consolidated financial statements.

Actinium Pharmaceuticals, Inc.
(A Development Stage Company)
Consolidated Statements of Cash Flows

			For the Period
	For the Year Ended		from June 13,
	December 31,		2000 (Inception) to
	2011	2010	December 31, 2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(3,444,795)	$(467,266)	$(47,382,258)
Adjustments to reconcile net loss to net cash used in operating activities:

Stock-based compensation expense	2,173,377	21,166	3,828,110
Depreciation and amortization	633	72,101	3,261,881
Loss on disposition of equipment	-	-	550,186
Amortization of debt discount	124,363	-	124,363
Amortization of deferred financing costs	40,444	-	40,444
Gain on extinguishment of liability	-	(260,000)	(260,000)
Gain on change in fair value of the derivatives	(13,966)	-	(13,966)
Changes in operating assets and liabilities:
R&D reimbursement receivable	41,567	52,461	(237,834)
Prepaid expenses and other current assets	4,766	(1,838)	(5,384)
Accounts payable and accrued expenses	556,019	(26,364)	904,510
Net cash used in operating activities	(517,592)	(609,740)	(39,189,948)

CASH FLOWS FROM INVESTING ACTIVITIES:
Payment made for patent rights	-	-	(3,000,000)
Purchases of property and equipment	-	-	(813,300)
Net cash used in investing activities	-	-	(3,813,300)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings on convertible debt, net	645,888	-	645,888
Sales of common stock, net of offering costs	-	-	18,548,050
Sales of preferred stock, net of offering costs	5,379,367	-	29,513,108
Net cash provided by financing activities	6,025,255	-	48,707,046

Net increase (decrease) in cash	5,507,663	(609,740)	5,703,798
Cash at beginning of period	196,135	805,875	-

Cash at end of period	$5,703,798	$196,135	$5,703,798

SUPPLEMENTAL CASH FLOWS INFORMATION:
Cash paid for:
Income tax	$-	$-	$-
Interest	-	78	682

NONCASH INVESTING AND FINANCING ACTIVITIES:
Beneficial conversion feature discount	$372,850	$-	$372,850
Conversion of common stock to preferred stock	-	-	62,193
Fair value of warrants issued with debt	377,150	-	377,150
Fair value of warrants issued with Series E preferred	3,887,850	-	3,887,850
Fair value of warrants issued to the placement agent	188,579	-	188,549

See accompanying summary of accounting policies and notes to consolidated financial statements.

Actinium Pharmaceuticals, Inc.
(A Development Stage Company)
Notes to the Consolidated Financial Statements

Note 1 – Description of Business and Summary of Significant Accounting Policies

Nature of Business – Actinium Pharmaceuticals, Inc. (API), incorporated on June 13, 2000, is a biotechnology company committed to developing breakthrough therapies for life threatening diseases using its alpha particle immunotherapy (APIT) platform and other related and similar technologies. API, together with its wholly owned subsidiary, MedActinium, Inc. (MAI), (hereinafter referred to collectively as “API” or the “Company”) has initiated collaborative efforts with large institutions to establish the proof of concept of alpha particle immunotherapy and has supported one Phase I/Il clinical trial and one Phase I clinical trial at Memorial Sloan-Kettering Cancer Center (MSKCC) under an MSKCC Physician Investigational New Drug Application. In 2012, the Company launched a multi-center corporate sponsored trial in acute myeloid leukemia (AML) patients.  The Company’s objective, through research and development, is to produce reliable cancer fighting products which utilize monoclonal antibodies linked with alpha particle emitters or other appropriate payloads to provide very potent targeted therapies. The initial clinical trials of the Company’s compounds have been with patients having acute myeloid leukemia and it is believed that the Company’s APIT platform will have wider applicability for different types of cancer where suitable monoclonal antibodies can be found.

Development Stage Company – API is considered a development stage company and has had no commercial revenue to date.

Principles of Consolidation – The consolidated financial statements include the Company’s accounts and those of the Company’s wholly owned subsidiary. All significant intercompany accounts and transactions have been eliminated.

Use of Estimates in Financial Statement Presentation – The preparation of these consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents – The Company considers all highly liquid accounts with original maturities of three months or less to be cash equivalents. Such balances are usually in excess of FDIC insured limits.

Property and Equipment – Machinery and equipment are recorded at cost and depreciated on a straight-line basis over estimated useful lives of five years. Furniture and fixtures are recorded at cost and depreciated on a straight-line basis over estimated useful lives of seven years. When assets are retired or sold, the cost and related accumulated depreciation are removed from the accounts, and any related gain or loss is reflected in operations. Repairs and maintenance expenditures are charged to operations.

Intangible Assets – The Company entered into a Product Development and Patent License Agreement with Abbott Biotherapeutics Corp. (formerly Facet Biotech, formerly known as Protein Design Labs) to secure exclusive rights to a specific antibody when conjugated with alpha emitting radioisotopes. Terms included a license fee payment, milestone payments, and royalty payments on future sales. The agreement ends at the later of (1) 12.5 years after the first sale or (2) when the patent expires.  The patent rights are being amortized on the straight-line method over seven years.  As of December 31, 2011 and 2010, the patent rights have been fully amortized.

Amortization expense for the years ended December 31, 2011 and 2010 was $0 and $71,429, respectively.

Impairment of Long-Lived Assets – Management reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount may not be realizable or at a minimum annually during the fourth quarter of the year. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset are compared to the asset’s carrying value to determine if an impairment of such asset is necessary. The effect of any impairment would be to expense the difference between the fair value of such asset and its carrying value.

Derivatives – All derivatives are recorded at fair value and recorded on the balance sheet. Fair values for securities traded in the open market and derivatives are based on quoted market prices. Where market prices are not readily available, fair values are determined using market based pricing models incorporating readily observable market data and requiring judgment and estimates.

Actinium Pharmaceuticals, Inc.
(A Development Stage Company)
Notes to the Consolidated Financial Statements

Fair Value of Financial Instruments – Fair value is defined as the price that would be received to sell an asset, or paid to transfer a liability, in an orderly transaction between market participants. A fair value hierarchy has been established for valuation inputs that gives the highest priority to quoted prices in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The fair value hierarchy is as follows:

●	Level 1 Inputs – Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date.

●
Level 2 Inputs – Inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly. These might include quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability (such as interest rates, volatilities, prepayment speeds, credit risks, etc.) or inputs that are derived principally from or corroborated by market data by correlation or other means.

●
Level 3 Inputs – Unobservable inputs for determining the fair values of assets or liabilities that reflect an entity's own assumptions about the assumptions that market participants would use in pricing the assets or liabilities.

The following tables set forth assets and liabilities measured at fair value on a recurring and non-recurring basis by level within the fair value hierarchy as of December 31, 2011. As required by ASC 820, financial assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurement requires judgment, and may affect the valuation of fair value assets and liabilities and their placement within the fair value hierarchy levels.

	Level 1	Level 2	Level 3	Total

Derivative liabilities	$-	$-	$4,439,613	$4,439,613

Financial instruments consist of cash and cash equivalents, accounts receivable, installments receivable, collateralized receivables, accounts payable and secured borrowings.

Income Taxes – The Company uses the asset and liability method in accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and income tax carrying amounts of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company reviews deferred tax assets for a valuation allowance based upon whether it is more likely than not that the deferred tax asset will be fully realized. A valuation allowance, if necessary, is provided against deferred tax assets, based upon management’s assessment as to their realization.

Grant Proceeds – API received a cash grant of $244,479 in 2010 from the U.S. Internal Revenue Service for the expenses incurred in 2009 on the qualified therapeutic discovery project pursuant to the Protection and Affordable Care Credit.  The grant was recorded by the Company as a reduction of R&D costs.

Research and Development Costs – Research and development costs are expensed as incurred.

Share-Based Payments – The Company estimates the fair value of each stock option award at the grant date by using the Black-Scholes option pricing model and common shares based on the last common stock valuation done by third party valuation expert of the Company’s common stock on the date of the share grant. The fair value determined represents the cost for the award and is recognized over the vesting period during which an employee is required to provide service in exchange for the award. As share-based compensation expense is recognized based on awards ultimately expected to vest, the Company reduces the expense for estimated forfeitures based on historical forfeiture rates. Previously recognized compensation costs may be adjusted to reflect the actual forfeiture rate for the entire award at the end of the vesting period. Excess tax benefits, if any, are recognized as an addition to paid-in capital.

Actinium Pharmaceuticals, Inc.
(A Development Stage Company)
Notes to the Consolidated Financial Statements

Earnings (Loss) Per Common Share – The Company provides basic and diluted earnings per common share information for each period presented. Basic earnings per common share is computed by dividing the net income available to common stockholders by the weighted average number of common shares outstanding during the reporting period. Diluted earnings per common share is computed by dividing the net income available to common stockholders, adjusted on an "if converted" basis, by the weighted average number of common shares outstanding plus dilutive securities. Since the Company has only incurred losses, basic and diluted net loss per share are the same.  The potentially dilutive securities (options, warrants and convertible instruments) were excluded from the diluted loss per share calculation. For the year ended December 31, 2011, potentially issuable shares for stock options in the amount of 822,400 shares; warrants in the amount of 16,109,782 shares; convertible notes payable in the amount of 3,461,538 shares; and convertible preferred stock in the amount of 38,627,637 shares of common stock have been excluded from the calculation. For the year ended December 31, 2010, potentially issuable shares for stock options in the amount of 822,400 shares; and convertible preferred stock in the amount of 14,930,518 shares of common stock have been excluded from the calculation.

Recent Accounting Pronouncements – The Company does not expect that any recently issued accounting pronouncements will have a significant impact on the results of operations, financial position, or cash flows of the Company.

Subsequent Events – The Company’s management reviewed all material events from December 31, 2011 through September 5, 2012 and there are no other material subsequent events to report.

Note 2 – Going Concern

As reflected in the accompanying financial statements, the Company has suffered recurring losses from operations since its inception. The Company has a net loss of $3,444,795 and net cash used in operations of $517,592 for the year ended December 31, 2011; and an accumulated deficit of $47,382,258 at December 31, 2011. In addition, the Company has not completed its efforts to establish a stable recurring source of revenues sufficient to cover its operating costs for the next twelve months. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern.

The ability of the Company to continue its operations is dependent on the successful execution of management's plans, which include the expectation of raising debt or equity based capital, with some additional funding from other traditional financing sources, including term notes, until such time that funds provided by operations are sufficient to fund working capital requirements. The Company may need to issue additional equity and incur additional liabilities with related parties to sustain the Company’s existence although no commitments for funding have been made and no assurance can be made that such commitments will be available.

The Company is seeking to raise additional funds in 2012 through an alternative public offering in which there will be simultaneous closing of a financing and a reverse merger. The Company is planning on a $5-$15 million offering which will be initiated in September 2012. The Company will also prepare for a reverse merger into a publically traded shell company while financing is occurring and plans to effect the reverse merger transaction after an initial amount of financing has been raised. There is no assurance that the Company will complete a successful offering or effect a reverse merger. The completion of these activities are subject to a number of factors including, among others, the negotiation of terms for a reverse merger and management’s determination of the feasibility of completing a transaction.

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. These financial statements do not include any adjustments relating to the recovery of assets or the classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 3 – Related Party Transactions

Agreement with MSKCC: In 2010, General Atlantic Group Limited donated all of the equity shares of its wholly owned subsidiary, Actinium Holdings Ltd. (formerly named General Atlantic Investments Limited) to Memorial Sloan Kettering Cancer Center (MSKCC) a principal owner of the Company. On April 9, 2010, MSKCC agreed that certain of its related parties would forbear from collecting or otherwise enforcing certain obligations of the Company under the license and clinical trials agreements with those related parties, including outstanding obligations in the approximate amount of $260,000 and certain obligations arising during the forbearance period. Certain criteria that result in termination of the forbearance period include, but are not limited to, the earliest occurrence of the following events: (a) January 1, 2012; (b) the date on which the Company has raised a minimum of $3,000,000 in new equity financing in one or more equity financing transactions; (c) the dissolution, liquidation, winding-up, bankruptcy or insolvency of the Company: and (d) certain acquisition events with respect to the Company. The forbearance agreement ended on October 30, 2011, when the company raised new equity financing of $4,125,025.

Actinium Pharmaceuticals, Inc.
(A Development Stage Company)
Notes to the Consolidated Financial Statements

MSKCC agreed, subject to certain conditions, to utilize the donated funds for certain clinical and preclinical programs and activities related to the Company’s drug development and clinical study programs, including the payment of certain costs and expenses that would otherwise have been borne by the Company. The following is a summary of activities related to the MSKCC arrangements at December 31, 2011 and 2010:

	2011	2010

Qualified R&D costs incurred by API	$655,786	$528,319
Cash received from MSKCC	966,341	248,418

As of December 31, 2011 and 2010, the Company had reimbursement receivables for costs incurred of $237,834 and $279,401 from MSKCC, respectively.

Note 4 – Property and equipment

Property and equipment consisted of the following at December 31, 2011 and 2010:

	Lives	2011	2010

Office equipment	5 years	$153,804	$153,804
Furniture and fixture	7 years	1,292	1,292

Total property and equipment		155,096	155,096
Less: accumulated depreciation		(153,863)	(153,230)

Property and equipment		$1,233	$1,866

Depreciation expense for the years ended December 31, 2011 and 2010 was $633 and $672, respectively.

Note 5 – Convertible Notes

On December 27, 2011, the Company completed a private offering of 8% Senior Subordinated Unsecured Convertible Promissory Notes (“Convertible Notes”) in the amount of $900,000 and received net proceeds of $750,000.  The convertible notes were issued at 83.33% of the principal amount resulting in an original issue discount of $150,000.The Convertible Notes mature one year from the date of issuance. Interest accrues at the rate of 8% per year on the outstanding principal amount, accrued semi-annually and to be paid at maturity.

The principal amount of the Convertible Notes and accrued interest are automatically converted to common stock at the earlier of: (1) the effective date of a Qualified Public Offering, (2) a Public Company Transaction, defined as (i) a reverse merger or similar transaction between the Company and a corporation whose securities are publicly traded in the United States or other jurisdiction mutually agreed between API and Placement Agent, or (ii) the quotation of the Company’s securities for purchase and sale on a U.S. quotation service, or (iii) the filing with an applicable regulatory body which will result in the Company becoming an entity whose securities are traded on a public exchange in the U.S. or other mutually agreed upon jurisdiction, or (3) the acquisition or receipt by the Company of no less than $4,000,000 of gross proceeds in subsequent offerings of its common stock or equivalents following the issuance of Series E Preferred Stock(See Note 9) and the Convertible Notes.

In connection with the issuance of the Convertible Notes, Warrants to purchase a total of 862,050 shares of common stock were issued to investors. The Placement Agent and the Management Firm (See Note 9) were issued warrants to purchase 431,033 shares and 353,448 shares of common stock, respectively.

The Company analyzed the Convertible Notes and the Warrants for derivative accounting consideration under FASB ASC 470 and determined that the investor warrants and the placement agent warrants, with a grant date fair value of $565,729 (See Note 6), qualified for accounting treatment as a financial derivative (See Note 6) and the Convertible Notes were determined to also have a beneficial conversion feature discount of $372,850 resulting from the conversion price of $0.26 per share which is below the fair value of $0.37 per share on the date of the Convertible Notes.

Actinium Pharmaceuticals, Inc.
(A Development Stage Company)
Notes to the Consolidated Financial Statements

The total fees, including cash payments and the fair value of the warrants issued to the Placement Agent, incurred in connection with the financing were $292,691. These fees will be amortized over the life (one year) of the Convertible Notes using the straight-line method as it approximates the effective interest method.  The $150,000 original issue discount on the Convertible Notes will also be amortized over the life of the Notes on a straight line basis. During the year ended December 31, 2011, the Company recorded amortization expense related to the deferred financing costs and debt discount of $40,444 and $124,363, respectively.

A summary of the 8% Senior Subordinated Unsecured Convertible Promissory Notes as of December 31, 2011 is as follows:

Principal amount	$900,000
Less: original issuance discount	(150,000)
Less: discount related to fair value of derivative warrants	(377,150)
Less: discount related to the beneficial conversion feature	(372,850)
Add: amortization of discount	124,363

Carrying value at December 31, 2011	$124,363

Note 6 – Derivatives

The Company has determined that certain warrants the Company has issued contain provisions that protect holders from future issuances of the Company’s common stock at prices below such warrants’ respective exercise prices and these provisions could result in modification of the warrants’ exercise price based on a variable that is not an input to the fair value of a “fixed-for-fixed” option as defined under FASB ASC Topic No. 815 – 40. The warrants issued in connection with the Series E Preferred Stock (See Note 9), the Convertible Notes (See Note 5) and the placement agent warrants contain anti-dilution provisions that provide for a reduction in the exercise price of such warrants in the event that future common stock (or securities convertible into or exercisable for common stock) is issued (or becomes contractually issuable) at a price per share (a “Lower Price”) that is less than the exercise price of such warrant at the time. The amount of any such adjustment is determined in accordance with the provisions of the warrant agreement and depends upon the number of shares of common stock issued (or deemed issued) at the Lower Price and the extent to which the Lower Price is less than the exercise price of the warrant at the time.

Following is a summary of warrants the Company determined to be financial derivatives:

Warrants issued with convertible notes (See Note 5)	862,050
Placement agent warrants related to issuance of convertible notes (See Note 5)	431,033
Warrants issued with Series E Preferred Stock (See Note 9)	5,924,285
Placement agent warrants related to issuance of Series E Preferred Stock (See Note 9)	2,962,142

Total warrants issued	10,179,510

The fair value for these warrants of $4,453,579 was valued on the date of issuance and was classified as derivative liabilities. Revaluing the derivative at December 31, 2011 resulted in a decrease in the derivative liabilities of $13,966 with a corresponding unrealized gain on the derivative instruments.

	Initial valuation
	of derivative
	liabilities upon	Decrease in
	issuance of new	fair value of	Balance at
	warrants during	derivative	December 31,
	the period	liabilities	2011

Warrants issued with Series E P/S	$2,591,901	$(8,294)	$2,583,607
Warrants issued with convertible notes	377,150	(1,207)	375,943
Placement agent warrants	1,484,528	(4,465)	1,480,063

Total	$4,453,579	$(13,966)	$4,439,613

Actinium Pharmaceuticals, Inc.
(A Development Stage Company)
Notes to the Consolidated Financial Statements

The following is a summary of the assumptions used in the modified lattice valuation model as of the initial valuations of the derivative warrant instruments issued during the years ended December 31, 2011:
	Initial valuation
	on October 5,	December 31,
	2011	2011

Market value of common stock on measurement date (1)	$0.37	$0.37
Adjusted exercise price	$0.23 - $0.26	$0.24 - $0.26
Risk free interest rate (2)	1.45%	1.35%
Warrant lives in years	7 years	7 years
Expected volatility (3)	157%	156%
Expected dividend yield (4)	-	-
Probability of stock offering in any period over five years (5)	25%	25%
Range of percentage of existing shares offered (6)	35%	35%
Offering price range (7)	$0.13 - $0.56	$0.18 - $0.55

(1)	The market value of common stock is based on the valuation performed by a third party valuation specialist as of December 31, 2011.

(2)	The risk-free interest rate was determined by management using the 7-year Treasury Bill as of the respective Offering or measurement date.

(3)
Because the Company does not have adequate trading history to determine its historical trading volatility, the volatility factor was estimated by management using the historical volatilities of comparable companies in the same industry and region.

(4)	Management determined the dividend yield to be 0% based upon its expectation that it will not pay dividends for the foreseeable future.

(5)	Management has determined that the probability of a stock offering is 100% in each of the next five years.

(6)	Management estimates that the range of percentages of existing shares offered in each stock offering will be between 35% of the shares outstanding.

(7)	Represents the estimated offering price range in future offerings as determined by management.

Note 7 – Income Taxes

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred tax assets and liabilities at December 31, 2011 and 2010 are as follows:

	2011	2010
Deferred tax assets:
Net operating losses	$13,089,314	$13,457,206
Share-based compensation	741,420	4,624
Other differences in tax basis	4,749	-

Total deferred tax assets	13,835,483	13,461,830
Less: valuation allowance	(13,835,483)	(13,461,830)

Deferred tax assets, net	$-	$-

As of December 31, 2011, for U.S. federal income tax reporting purposes, the Company has approximately $40,692,597 of unused net operating losses (“NOLs”) available for carry forward to future years. The benefit from the carry forward of such NOLs will begin expiring during the year ended December 31, 2020. Because United States tax laws limit the time during which NOL carry forwards may be applied against future taxable income, the Company may be unable to take full advantage of its NOLs for federal income tax purposes should the Company generate taxable income. Further, the benefit from utilization of NOL carry forwards could be subject to limitations due to material ownership changes that could occur in the Company as it continues to raise additional capital. Based on such limitations, the Company has significant NOLs for which realization of tax benefits is uncertain.

Actinium Pharmaceuticals, Inc.
(A Development Stage Company)
Notes to the Consolidated Financial Statements

The difference between the income tax provision and the amount that would result if the U.S. Federal statutory rate of 34% were applied to pre-tax income (loss) for the years ended December 31, 2011 and 2010 is as follows:

	For the year ended
	December 31, 2011		December 31, 2010

Federal income taxes at 34%	$(1,171,230)	-34.00%	$(158,870)	-34.00%
Share-based compensation costs	736,796	21.39%	4,625	0.99%
Change in fair value of derivatives	4,748	0.13%	-	-
Amortization of debt discounts	56,033	1.63%	-	-
Change in valuation allowance	373,653	10.85%	154,245	33.01%

Provision for income tax	$-	-	$-	-

Note 8 – Commitments and Contingencies

The Company has entered into license and research and development agreements with third parties under which the Company is obligated to make customary payments in the form of upfront payments as well as milestone and royalty payments. Notable inclusions in this category are:

a.
Abbott Biotherapeutics Corp– The Company entered into a Product Development and Patent License Agreement with Abbott Biotherapeutics Corp. (formerly Facet Biotech formerly known as Protein Design Labs) in 2003 to secure exclusive rights to a specific antibody when conjugated with alpha emitting radioisotopes. Upon execution of the agreement, the Company made a license fee payment of $3,000,000.

The Company agreed to make milestone payments totaling $7,750,000 for the achievement of the following agreed to and contracted milestones:

Milestones	Payments

(1) when Company initiates a Phase I Clinical Trial of a licensed product	$750,000
(2) when Company initiates a Phase II Clinical Trial of a licensed product	750,000
(3) when Company initiates a Phase III Clinical Trial of a licensed product	1,500,000
(4) Biological License Application filing with U.S. FDA	1,750,000
(5) First commercial sale	1,500,000
(6) after the first $10,000,000 in net sales	1,500,000

Under the agreement, the Company shall pay to Abbott Biotherapeutics Corp on a country-by-country basis a royalty of 12% of net sales of all licensed products until the later of: (1) 12.5 years after the first commercial sale, or (2) when the patents expire.

As of June 30, 2012, the Company has met its first milestone and upon reaching the milestone. The Company paid Abbott Biotherapeutics Corp. a milestone payment of $750,000 in July 2012.

b.
Memorial Sloan Kettering Cancer Center (“MSKCC”) –In February 2002, the Company entered into a license agreement with MSKCC that requires a technology access fee of $50,000 upon execution, an annual maintenance fee of $50,000 and an annual research funding of $50,000 for as long as the agreement is in force.

Milestones	Payments

(1) filing of an New Drug Application (“NDA”) or regulatory approval for each licensed product	$750,000
(2) upon the receipt of regulatory approval from the U.S. FDA for each licensed product	1,750,000

Under the agreement, the Company shall pay to MSKCC on a country-by-country basis a royalty of 2% of net sales of all licensed products until the later of: (1) 10 years from the first commercial sale, or (2) when the patents expire.

Actinium Pharmaceuticals, Inc.
(A Development Stage Company)
Notes to the Consolidated Financial Statements

The Company expects to file the NDA for regulatory approval in 2015.

c.
Oak Ridge National Laboratory (ORNL) – API has contracted to purchase radioactive material to be used for research and development through December 2012. API is contracted to purchase $233,100 of radioactive material to be used for research and development, with a renewal option at the contract end.

d.
AptivSolutions provides project management services for the study of the drug Ac-225-HuM195 (Actimab-A) used in the Company clinical trials, Phase I and Phase II.  The total project is estimated to cost $1,859,333 and requires a 12.5% down payment of the total estimated project cost.  The down payment totaling $239,000 was paid in 2007 and 2012. AptivSolutions bills the Company when services are rendered.

The Company rents office space at 391 Lafayette Street, Newark, NJ. The agreement is on a month-to-month basis and requires a 45-day notice by either party to cancel.

Note 9 – Equity

Common Stock

At inception, the Company issued 3,000,000 shares of common stock at par value to the founding shareholders.  During the period from January 1, 2002 through December 31, 2011, the Company issued 5,427,671 common shares for net proceeds of $18,548,050 after offering costs.

Since inception, the Company has issued 199,405 common shares for services valued at $398,810 in the aggregate based on the grant date fair value.

Also in 2006, 6,219,271 common shares were converted to Series C Preferred Stock on a one-to-one basis.

Preferred Stock

At December 31, 2011 and 2010, the Company had the following preferred stock outstanding:

	As of December 31, 2011		As of December 31, 2010
Preferred Stock	No. of Shares	Price per share	No. of Shares	Price per share

Series A	1,000,000	$4.00	1,000,000	$4.00
Series B	4,711,247	3.00	4,711,247	3.00
Series C-1	800,000	4.00	800,000	4.00
Series C-2	666,667	6.00	666,667	6.00
Series C-3	502,604	12.00	502,604	12.00
Series C-4	4,250,000	2.00	4,250,000	2.00
Series D	3,000,000	2.00	3,000,000	2.00
Series E	23,697,119	0.26	-	0.26

	38,627,637		14,930,518

Issuances:

Series A Preferred Stock: During 2000, the Company issued 437,500 shares for $1,750,000. During 2001, the Company issued 562,500 shares for $2,250,000.

Series B Preferred Stock: During 2006, the Company issued 2,511,247 shares for $7,533,741. During 2007, the Company issued 2,200,000 shares for $6,600,000.

Series C Preferred Stock: During 2006, the Company converted 6,219,271 shares of Common Stock on a one-to-one basis into 800,000 shares, 666,667 shares, 502,604 shares and 4,250,000 shares of Series C-1, Series C-2, Series C-3 and Series C-4 Preferred Stock, respectively.

Actinium Pharmaceuticals, Inc.
(A Development Stage Company)
Notes to the Consolidated Financial Statements

Series D Preferred Stock: In 2008, the Company issued 3,000,000 shares for $6,000,000.

Series E Preferred Stock: During 2011, the Company raised $6,184,967 through an offering of 23,697,119 shares of the 2011 Series E preferred shares and 5,924,285 warrants.  A net amount of $5,379,367 was received by the Company in 2011. Pursuant to the agreement, the Company paid the placement agent total cash fees of $742,196, which consisted of placement agent commission of $618,497 and expense reimbursement of $123,699. Warrants issued to the investors have a fair value of $2,591,901. The Company also issued the placement agent warrants to purchase an aggregate of 2,962,142 shares of the Company’s common stock, with an exercise price of $0.26 per share and a term of 7 years. These warrants were valued at their grant date fair value of $322,783. In addition, the Company paid The placement agent’s outside counsel, McCormick & O’Brien PLLC, $60,904 for its services as the placement agent’s legal counsel and Signature Bank $2,500 for the bank escrow fee.

Placement Agent – In connection with the offering of the 2011 Preferred Series E shares and the Convertible Notes and related warrants, the placement agent and the Company entered into a placement agency agreement dated May 9, 2011, as amended July 12, 2011. With the money raised in 2011, the Company issued The placement agent warrants to purchase an aggregate of 3,393,175 shares of common stock, with an exercise price of $0.26 per share.

Management Firm – In connection with the offering of the 2011 Preferred Series E shares and the Convertible Notes and related warrants, AmerAsia Inc. and the Company entered into a transaction management agreement dated May 9, 2011, as amended July 12, 2011. Whereby AmerAsia Inc. will provide consulting services to the Company related to the Company becoming an entity whose securities are publicly traded. Pursuant to this agreement, the Company will pay AmerAsia Inc. $12,500 per month until the Public Company transaction occurs. Thereafter, the transaction management agreement will continue for a minimum of three months.  The management fee will accrue until such time that the Company secures financing.  In 2011, the Company accrued $96,744 in management fees. In addition, the Company issued AmerAsia Inc. warrants to purchase an aggregate of 5,930,272 shares of common stock, with an exercise price of $0.01 per share. The warrants have a fair value of $2,153,442 (See Note 11) and included a cashless exercise provision.

At December 31, 2011, the Company has the following Preferred Stock authorized:

Authorized
Preferred Stock	shares

Series A	1,000,000
Series B	4,711,247
Series C-1	800,000
Series C-2	666,667
Series C-3	502,604
Series C-4	4,250,000
Series D	3,000,000
Series E	30,000,000

Voting rights:

The holders of preferred shares are entitled to vote together with the holders of common stock and all other series and classes of the Company’s capital stock. The holder of the Series D and E preferred shares are entitled to elect two directors of the Company.

Dividends:

The holders of the Series B, Series D and Series E shares are entitled to cumulative dividends, payable in cash, if declared by the Board, at a rate of 7% of the per share stated value of the Series B stock, Series D and Series E stock, respectively. These dividends shall accrue on an annual basis, commencing with the issue date of the respective Series.

The Company may not declare or pay dividends or other distributions with respect to any other class of stock, other than a dividend payable in shares of common stock in connection with an extraordinary stock event, until all accrued and unpaid Series E, then Series B and Series D have been paid.

Actinium Pharmaceuticals, Inc.
(A Development Stage Company)
Notes to the Consolidated Financial Statements

If the Company declares and pays dividends or distributions on the common stock or Series B, D and E preferred stock, then, in that event, the holders of the preferred shares of Series A, C-1, C-2, C-3, and C-4 shall be entitled to share in such dividends or distributions on a pro-rata basis, as if their shares had been converted into common stock.

For purposes of calculating the diluted shares, Series A Preferred Stock is subject to a conversion rate to common shares of 1.337792 per Series A share.

Liquidation preferences:

Upon liquidation of the Company, the holders of preferred shares shall be entitled to be paid, out of the assets of the Company, a specified amount per share, as disclosed in the table below, plus all declared and unpaid dividends, if any, before-any payment or distribution is made to holders of Common Stock. The stock is listed in reverse order of liquidation preference. All preferred stock within a series has the same liquidation preference.

Liquidation
Preferred Stock	Price per share

Series A	$2.99
Series B	3.00
Series C-1	4.00
Series C-2	6.00
Series C-3	12.00
Series C-4	2.00
Series D	2.00
Series E	0.26

Conversion:

The preferred shares are convertible into common stock, at the option of the holder, on a one-to-one basis, subject to certain adjustments for reorganization or reclassification of shares (as adjusted as provided in the Certificate of Incorporation, plus additional shares from accrued dividends to be converted into preferred shares at the following  amounts per share (as adjusted as provided in the Certificate of Incorporation), or convert automatically under certain conditions such as an Initial Public Offering (as defined in the Certificate of Incorporation) or sale of the Company:

Conversion
Preferred Stock	Price per share

Series A	$2.99
Series B	3.00
Series C-1	4.00
Series C-2	6.00
Series C-3	12.00
Series C-4	2.00
Series D	2.00
Series E	0.26

Note 10 – Stock Option Plan

The Company has adopted a 2003 Stock Plan under which it may grant up to 2,275,000 options to purchase common stock. The 2003 Stock Plan was amended in 2008 to increase the number of shares that it may grant up to 2,937,400. Option awards are generally granted with an exercise price equal to the market price of the Company’s stock at the date of the grant. However, since the Company is not publicly traded, the fair market value of the stock represents the Board of Directors’ best estimate, based on the information available, on the date of the grant. The awards generally vest over a four or five year period at a rate of approximately 2% per month.

Actinium Pharmaceuticals, Inc.
(A Development Stage Company)
Notes to the Consolidated Financial Statements

In accordance with the terms of the Series E Preferred Stock financing, the stock option pool will be expanded to 15% of the total issued and outstanding shares as of the final closing of the Series E Preferred financing.  The 2003 Stock Plan was amended to increase the number of shares by 3,217,880.  Total shares reserved for issuance under the Plan will be increased to 6,155,280.

During 2006, options to purchase 618,800 shares of common stock were granted to several employees at an exercise price of $0.45 per share. These options have a term of 10 years and vest over a 4-5 year period. Fair value of $1,051,281was calculated using the Black-Scholes option-pricing model. Variables used in the Black-Scholes option-pricing model include (1) discount rate of 4.29% (2) expected life of 5 years, (3) expected volatility of 156%, and (4) zero expected dividends.

During 2007, options to purchase 340,000 shares of common stock were granted to several employees at an exercise price of $0.45 per share. These options have a term of 10 years and vest over a 4-5 year period. Fair value of $137,652 was calculated using the Black-Scholes option-pricing model. Variables used in the Black-Scholes option-pricing model include (1) discount rate of 3.46% (2) expected life of 5 years, (3) expected volatility of 143%, and (4) zero expected dividends.

During 2008, options to purchase 210,034 shares of common stock were granted to an employee at an exercise price of $0.30 per share. These options have a term of 10 years and vest over a 4-5 year period. Fair value of $44,159 was calculated using the Black-Scholes option-pricing model. Variables used in the Black-Scholes option-pricing model include (1) discount rate of 3.46% (2) expected life of 5 years, (3) expected volatility of 139%, and (4) zero expected dividends.

During 2009, 61,900 options to one employee were cancelled as the result of termination of the employment and 384,534 options to one employee were forfeited as the employee deceased during the year.

During the year of 2010, options to purchase 100,000 shares of common stock were granted to an employee at an exercise price of $0.30 per share. These options have a term of 10 years and vest over a 4-5 year period. Fair value of $24,996 was calculated using the Black-Scholes option-pricing model. Variables used in the Black-Scholes option-pricing model include (1) discount rate of 2.16% (2) expected life of 5 years, (3) expected volatility of 171%, and (4) zero expected dividends.

The following is a summary of stock option activity for the years ended December 31, 2010 and 2011:

			Weighted
			Average
		Weighted	Remaining	Aggregate
		Average	Contractual	Intrinsic
	Number of Units	Exercise Price	Term (in years)	Value

Outstanding, December 31, 2009	722,400	$0.45	7.03	$-
Granted	100,000	0.04	1.21

Outstanding, December 31, 2010	822,400	0.43	6.51	-
Activities - none	-	-	-

Outstanding, December 31, 2011	822,400	$0.43	5.51	$-

All options issued and outstanding are being amortized over their respective vesting periods. The unrecognized compensation expense at December 31, 2011 was $1,133. During the years ended December 31, 2011 and 2010, the Company recorded option expense of $19,935 and $21,166, respectively.

Actinium Pharmaceuticals, Inc.
(A Development Stage Company)
Notes to the Consolidated Financial Statements

Note 11 – Warrants

During the year ended December 31, 2011, warrants to purchase 5,930,272 shares of common stock were granted to the management firm at an exercise price of $0.01 per share. These warrants have a term of 7 years and vest immediately. Fair value of $2,153,442 was calculated using the Black-Scholes option-pricing model. Variables used in the Black-Scholes option-pricing model include (1) discount rate ranging from 1.92% to 3.17%, (2) warrant life of 10 years, (3) expected volatility ranging from 64.77% to 70.72%, and (4) zero expected dividends. The management firm receives warrants equal to ten (10%) percent of the issued and outstanding capital stock of the Company on a fully-diluted basis on the effective date of the agreement.  The warrants are subject to weighted average non-dilution provisions to be calculated on the basis of the post-money fully diluted capitalization of the Company upon closing of any transaction, financing or otherwise, up to and including the Public Company transaction, provided that such anti-dilution provisions shall not extend beyond the date of any exercise of the warrants by the management firm prior to the closing of the Public Company transaction.

Since these warrants vest immediately, the Company recorded the entire fair value of $2,153,442 as stock-based compensation expense during the year on these warrants issued by the Company.

During the year ended December 31, 2011, the Company also issued the following warrants:

Warrants issued with convertible notes (See Note 5)	862,050
Placement agent warrants related to issuance of convertible notes (See Note 5)	431,033
Warrants issued with Series E Preferred Stock (See Note 9)	5,924,285
Placement agent warrants related to issuance of Series E Preferred Stock (See Note 9)	2,962,142

Total warrants issued	10,179,510

The following is a summary of warrant activities for the year ended December 31, 2011:

			Weighted
			Average
		Weighted	Remaining	Aggregate
		Average	Contractual	Intrinsic
	Number of Units	Exercise Price	Term (in years)	Value

Outstanding, December 31, 2010	-	$-	-	$-
Granted	16,109,782	0.17	6.76

Outstanding, December 31, 2011	16,109,782	$0.17	6.76	$3,261,367

Note 12 – Employee Defined Contribution Plan

In 2004, the Company established an employee deferred contribution plan.  The plan requires 12 consecutive months of service and a minimum of 500 hours of service for participation.  The Plan provides for employer matching of 50% of the employee contribution and discretionary contributions.  Employees can contribute up to the maximum allowable under the Internal Revenue Service Code Section 401(k). The amount contributed by the Company for the years ended December 31, 2011 and 2010 was $8,885 and $8,250, respectively.

Actinium Pharmaceuticals, Inc.
(A Development Stage Company)
Notes to the Consolidated Financial Statements

Note 13 – Subsequent Events

In January 2012, the Company re-priced 822,400 units of employee stock options to reflect the current per share fair market value of the Company’s Common Stock.  The exercise prices of all of the current outstanding stock options were reduced to $0.26 per share. The Company recorded an incremental compensation cost of $34,879 as the result of the re-pricing of options.

On January 31, 2012, the Company closed its last round of funding related to the offering of the 2011 Series E preferred shares.  A net amount of $660,163 was received by the Company in 2012. Pursuant to the agreement, the Company paid the placement agent total cash fees of $91,116.  The Company also issued the placement agent warrants to purchase an aggregate of 346,251 shares of the Company’s common stock, with an exercise price of $0.26 per share and a term of 7 years. These warrants were valued at their grant date fair value of $477,131.In addition, the Company paid The placement agent’s outside counsel, McCormick & O’Brien PLLC, $8,021 for its services as the placement agent’s legal counsel.

On June 15, 2012, the Company entered into a license and sponsored research agreement with Fred Hutchinson Cancer Research Center (FHCRC). The Company will build upon previous and ongoing clinical trials, with BC8 (licensed antibody) and eventually develop a clinical trial with Actinium 225.  FHCRC has currently completed Phase I and Phase II of the clinical trial and the Company intends to start preparation for a pivotal trial leading an FDA approval.  The Company has been granted exclusive rights to the BC8 antibody and related master cell bank developed by FHCRC.  The cost to develop the trial will range from $13.2 million to $23.5 million, depending on the trial design as required by the FDA.  Under the terms of the sponsored research agreement, the Company will fund the FHCRC lab with $150,000 per year for the first two years and $250,000 thereafter.  Payments made toward funding the lab will be credited toward royalty payments owed to FHCRC in the given year.  A milestone payment of $1 million will be due to FHCRC upon FDA approval of the first drug.  Upon commercial sale of the drug, royalty payments of 2% of net sales will be due to FHCRC.

In July and August 2012, options to purchase 4,450,000 shares of common stock were granted to three employees for their services. These options have an exercise price ranging from $0.26 to $0.50 per share and a grant date fair value of $1,100,116. Fair Value was calculated using the Black-Scholes option-pricing model. These options have a term of 10 years and vest over a 4-5 year period.

Subsequent to June 30, 2012, warrants to purchase 1,075,013 shares of common stock were granted to several consultants for services. These warrants have an exercise price ranging from $0.26 to $0.50 per share and a grant date fair value of $283,817. Fair Value was calculated using the Black-Scholes option-pricing model. These options have a term of 7 to 10 years and vest over a 4-5 year period.

The Company’s management reviewed all material events from December 31, 2011 through September 7, 2012 and there are no other material subsequent events to report.